EXHIBIT 99.1

    KROGER 4TH QTR OPER NET PER SHARE : 75 CENTS VS 71 CENTS
            COMPANY RECORDS SET IN 1994 FOR EARNINGS,
                      CASH FLOW, AND SALES

CINCINNATI, Ohio, January 31, 1995 --- The Kroger Co. said today that 1994 fourth quarter operating earnings rose 6.4 percent over 1993 and that the Company's full-year results set records for earnings, operating cash flow, and sales.

In the fourth quarter, earnings before an extraordinary item rose to $92.0 million, or 75 cents per share fully diluted, from $86.5 million, or 71 cents per fully diluted share, in the prior year, when the Company had one of its strongest fourth quarter performances. After the extraordinary item for the early retirement of debt, fourth quarter net earnings totaled $91.5 million, or 74 cents per share fully diluted, compared to $82.7 million, or 68 cents per share, fully diluted, in the 1993 fourth quarter.

Fourth quarter operating cash flow -- pre-tax earnings before interest, depreciation, LIFO and extraordinary items -- rose 7.4 percent to $291.3 million from $271.2 million in 1993's final quarter. Sales in the fourth quarter increased
3.4 percent to $5.6 billion from $5.4 billion in the 1993 fourth quarter. Food store sales increased 5.9 percent in the quarter and identical food store sales rose 2.5 percent.

For the year 1994, earnings before an extraordinary item were a record $268.9 million, or $2.19 per fully diluted share, compared to $170.8 million, or $1.50 per fully diluted share, in 1993. After the extraordinary charge for debt retirement, Kroger's 1994 net earnings totaled $242.2 million, or $1.98 per fully diluted share, versus a loss of $12.2 million in 1993. The prior year loss was after a charge for early debt retirement and a $159.2 million charge for a change in accounting.

Full-year operating cash flow rose 9.0 percent to a record $1.065 billion from $976.8 million in 1993. Sales in 1994 totaled $23.0 billion, also a record and a 2.6 percent increase over 1993 sales of $22.4 billion. Food store sales rose 4.9 percent, while identical food store sales were up 2.2 percent for the year.

Kroger Chairman and Chief Executive Officer Joseph A. Pichler said the Company's record-setting 1994 performance was attributable to the successful implementation of strategies that accelerated store development, reduced costs, and strengthened the Company's competitive position as a value-oriented merchant.

"Kroger's sales gained momentum as the year progressed and culminated in an exceptional fourth quarter performance," Pichler said. "We benefited from the positive impact of new technologies and systems that lowered the cost of product, improved distribution and information efficiencies, and solidified Kroger's market position by expanding our combination store base in major markets. These factors, coupled with very strong sales of Kroger's store brands and a record performance by the Company's convenience store group, resulted in a truly gratifying year."

Net interest expense in 1994 declined 16 percent to $327.6 million. For 1995, net interest expense should be approximately $330 million based upon the current interest rate environment. Debt at year-end declined approximately
$350 million from 1993 after adjustments for certain investments.

During 1994, capital expenditures totaled approximately $534 million, an increase of 42 percent over 1993. Kroger expanded food store square footage by 4.7 percent by completing 82 new stores, expansions and acquisitions, and 66 remodels. For 1995, Kroger said it expects to increase food store square footage by approximately 5.5 percent by opening or expanding approximately 90 stores and completing 65 remodels.

                          THE KROGER CO.
                        SALES AND EARNINGS

                       4TH QUARTER      4TH QUARTER       PERCENT
                          1994              1993           CHANGE
                        12/31/94          1/1/94

    Sales            $ 5,585,833,138     $ 5,402,358,067     3.4

    EBITD <F1>       $   291,341,003     $   271,188,098     7.4


    Non-EBITD
    charges          $    (2,743,321)    $    (4,500,000)

    LIFO             $      (587,674)    $     6,922,316

    Interest         $   (75,787,777)    $   (78,497,246)

    Depreciation     $   (68,482,730)    $   (62,883,827)

    Pre-tax earnings
    before extraordinary
    loss             $   143,739,501     $   132,229,341

    Tax expense      $   (51,701,758)    $   (45,718,001)

    Earnings before
    extraordinary
    loss             $    92,037,743     $    86,511,340

    Extraordinary
    loss <F2>        $      (554,505)    $    (3,820,151)

    Net earnings     $    91,483,238    $     82,691,189

    Primary earnings
    per common share:

    From operations            $0.80               $0.79


    From extraordinary
    loss <F2>                 ($0.01)             ($0.03)


    Primary net earnings
    per common share           $0.79               $0.76


    Fully-diluted earnings
    per common share:

    From operations            $0.75               $0.71

    From extraordinary
    loss <F2>                 ($0.01)             ($0.03)

    Fully-diluted net earnings
    per common share           $0.74               $0.68

    Average number of common shares
    used in primary per share
    calculation           114,537,156         110,182,912


    Average number of common shares
    used in fully-diluted per share
    calculation           126,456,564         127,477,752

<F1> EBITD represents pre-tax earnings before interest,
depreciation and LIFO as defined in the Company's Bank Credit
Agreement.

<F2> Represents the after-tax loss from the early retirement of debt.

                        4 QUARTERS        4 QUARTERS      PERCENT
                          1994                 1993        CHANGE


    Sales            $ 22,959,121,897   $ 22,384,301,359     2.6

    EBITD <F1>       $  1,064,857,957   $    976,791,604     9.0

    Non-EBITD
    charges <F2>     $    (22,106,956)  $    (42,225,000)

    LIFO             $    (16,087,674)  $      3,172,316

    Interest         $   (327,550,066)  $   (389,991,080)

    Depreciation     $   (277,750,378)  $   (263,809,864)

    Pre-tax earnings before
    extraordinary
    loss             $    421,362,883   $    283,937,976

    Tax expense      $   (152,459,937)  $   (113,132,952)

    Earnings before
    extraordinary
    loss             $    268,902,946   $    170,805,024

    Extraordinary
    loss <F3>        $    (26,707,105)  $    (23,831,820)

    Cumulative effect of change
    in accounting    $        n/a       $   (159,192,961)

    Net earnings
    (loss)           $    242,195,841   $    (12,219,757)

    Primary earnings (loss)
    per common share:

    From operations             $2.37              $1.60

    From extraordinary
    loss <F3>                  ($0.24)            ($0.22)

    From cumulative effect
    of change in accounting      n/a              ($1.49)

    Primary net earnings (loss)
    per common share            $2.13             ($0.11)

    Fully-diluted earnings (loss)
    per common share:

    From operations             $2.19              $1.50

    From extraordinary
    loss <F3>                  ($0.21)            ($0.19)

    From cumulative effect
    of change in accounting      n/a              ($1.28)

    Fully-diluted net earnings
    per common share            $1.98              $0.03

    Average number of common shares used
    in primary per share calculation
                          113,537,369        106,710,872

    Average number of common shares used
    in fully-diluted per share calculation
                          129,714,182        124,293,314

<F1> EBITD represents pre-tax earnings before interest,
depreciation and LIFO as defined in the Company's Bank Credit
Agreement.

<F2> Represents $17.7 million and $19.5 million for additional charge from the adoption of FASB 106 in 1994 and 1993, respectively, a $4.4 million contribution to the Kroger
Charitable Trust in 1994 and $22.7 million from the withdrawal from San Antonio in 1993, all of which are excluded from EBITD as defined by the Company's Bank Credit Agreement.

<F3> Represents the after-tax loss from the early retirement of debt.